UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

COLUMBUS McKINNON CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-34362	16-0547600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13320 Ballantyne Corporate Place, Suite D	Charlotte	NC	28277
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (716) 689-5400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e) On July 1, 2026, Gregory P. Rustowicz was separated as the Executive Vice President of Finance and Chief Financial Officer of Columbus McKinnon Corporation (the “Company”), effective July 1, 2026. Mr. Rustowicz’s separation constitutes a termination of employment by the Company other than for cause in connection with a change in control under the terms of the Change in Control Agreement entered into between the Company and Mr. Rustowicz in 2011 (the “CIC Agreement”), resulting in the severance pay and benefits becoming due and payable to Mr. Rustowicz as provided for therein. Mr. Rustowicz’s separation from employment was unrelated to any concerns or disagreements regarding the Company’s accounting or financial reporting policies or practices, financial statement disclosures or internal controls.

In connection with this separation, the Company and Mr. Rustowicz entered into a Separation and Release Agreement, dated July 1, 2026 (the “Separation and Release Agreement”) pursuant to which (i) the parties memorialized that the severance pay and benefits provided for under the CIC Agreement are due and payable to Mr. Rustowicz in connection with his separation, (ii) Mr. Rustowicz agreed not to disclose any proprietary and confidential information of the Company and (iii) Mr. Rustowicz provided a general release of claims in favor of the Company. Under the terms of the Separation and Release Agreement, Mr. Rustowicz may revoke the Separation and Release Agreement for a period of seven days after July 1, 2026, the date Mr. Rustowicz executed the Separation and Release Agreement. The Separation and Release Agreement will not become effective and enforceable until the seven-day revocation period has ended without Mr. Rustowicz’s revocation of the Separation and Release Agreement. The foregoing description of the terms and conditions of the Separation and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Release Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the separation of Mr. Rustowicz, the board of directors of the Company (the “Board”) appointed John R. Linker, age 51, as the Company’s new Executive Vice President and Chief Financial Officer effective July 1, 2026. Mr. Linker has more than two decades of value creation focused financial leadership across publicly traded and private equity-backed global industrial and manufacturing businesses. Most recently, Mr. Linker served as Chief Financial Officer of Husky Technologies Limited (“Husky”) from October 2023 until March 2026. Prior to his position with Husky, Mr. Linker served as Executive Vice President and Chief Financial Officer and Chief Operations Officer of Serta Simmons Bedding LLC from April 2022 and 2023, respectively, until joining Husky in October 2023 and, prior to that, as an executive at JELD-WEN Holding, Inc. from 2012 to 2022 where he held leadership positions including Executive Vice President and Chief Financial Officer from November 2018 until March 2022. Mr. Linker will also be appointed as the Company’s principal financial officer following the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2026. There are no understandings or arrangements with any person pursuant to which Mr. Linker was appointed as the Company’s Executive Vice President of Finance and Chief Financial Officer, and he is not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Executive Vice President and Chief Financial Officer, the Company and Mr. Linker have executed an offer letter, dated July 1, 2026 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Linker will be paid an annual base salary of $600,000 and will be eligible to participate in the Company’s Annual Incentive Plan with a target bonus opportunity of 70% of base salary (which bonus amount, if earned, will be prorated in fiscal 2027 based upon Mr. Linker’s start date of July 1, 2026). The Offer Letter also states that Mr. Linker will (i) be eligible for long-term equity incentive awards with a target value of 165% of base salary, beginning with an award to be granted in fiscal 2027 and (ii) receive a special performance-based synergy incentive award, that will be cash settled, with a target amount equal to 50% of his long term incentive opportunity, which special performance-based synergy incentive award is scheduled to vest, based upon performance against established run rate net cost synergy realization targets, in fiscal 2029. The Offer Letter also provides that Mr. Linker will participate in the Company’s change in control and executive severance programs and will be eligible for employee benefits and executive perquisites consistent with those provided to other senior executives of the Company. The foregoing description of the terms and conditions of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, the Board appointed Thomas Oddo, age 46, the Company’s current Vice President and Corporate Controller, as the Company’s Chief Accounting Officer, principal accounting officer and interim principal financial officer, effective as of July 1, 2026. Mr. Oddo initially joined the Company in 2010, became the Company’s Corporate Controller in 2016, and has most recently served as the Company’s Vice President and Corporate Controller since 2022. Prior to joining the Company, Mr. Oddo served as the Audit Manager with Deloitte. In consideration of his promotion, the target value of

Mr. Oddo’s long-term equity incentive award will increase by 10% from 50% of base salary to 60% of base salary. There are no understandings or arrangements with any person pursuant to which Mr. Oddo was appointed as the Company’s Chief Accounting Officer, principal accounting officer or interim principal financial officer, and he is not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 1, 2026, the Company issued a press release announcing the Chief Financial Officer transition described above, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and the exhibit attached to this Current Report on Form 8-K as Exhibit 99.1 are being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Separation and Release Agreement, dated July 1, 2026, by and between the Company and Gregory P. Rustowicz.

10.2	Offer Letter, dated July 1, 2026, between the Company and John Linker.

99.1	Press Release, dated July 1, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Alan S. Korman
Name:	Alan S. Korman
Title:	Senior Vice President, General Counsel, Corp. Development and Secretary

Dated: July 1, 2026